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                                                                   EXHIBIT 16(c)

                Schedule for Computation of Performance Quotation
                            Thompson Plumb Bond Fund
                        One Year Ended November 30, 1997



1. Initial (November 30, 1996) Offering Price =  $10.59

2. Number of hypothetical shares purchased =
                $1,000 divided by $10.59 =  94.429 shares

3. Amount of dividends and distributions =

12/24/96 - $0.17852 per share  x   94.429 = $16.86 / $10.28 =  1.640 shares
03/17/97 - $0.07000 per share  x   96.069 = $ 6.72 / $10.14 =  0.663 shares
06/16/97 - $0.14000 per share  x   96.732 = $13.54 / $10.25 =  1.321 shares
09/16/97 - $0.14000 per share  x   98.053 = $13.73 / $10.39 =  1.321 shares

                                                      Total = 4.945 shares

4. Fees charged to shareholder accounts =  0

5. Ending (November 30, 1997) Net Asset Value =  $10.54

6. Ending Redeemable value of hypothetical investment =

     94.429 + 4.945 = 99.374 x $10.54 = $1,047.40

7. Total Return =  ($1,047.40 - $1,000) divided by $1,000 =  4.74%


8. Annualized Compounded Return =  4.74%
                            Number of years =  1

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                Schedule for Computation of Performance Quotation
                            Thompson Plumb Bond Fund
                       Five Years Ended November 30, 1997




1. Initial (November 30, 1992) Offering Price =  $10.33

2. Number of hypothetical shares purchased =
                $1,000 divided by $10.33 =    96.805 shares

3. Amount of dividends and distributions =

12/23/92 - $0.12880 per share  x  96.805 = $12.47 / $10.27 =  1.214 shares
12/23/92 - $0.01719 per share  x  96.805 = $ 1.66 / $10.27 =  0.162 shares
03/16/93 - $0.08000 per share  x  98.181 = $ 7.85 / $10.57 =  0.743 shares
06/15/93 - $0.11000 per share  x  98.924 = $10.88 / $10.65 =  1.022 shares
09/15/93 - $0.10000 per share  x  99.946 = $ 9.99 / $10.81 =  0.924 shares
12/28/93 - $0.15899 per share  x 100.870 = $16.04 / $10.57 =  1.518 shares
12/28/93 - $0.12549 per share  x 100.870 = $12.66 / $10.57 =  1.198 shares
03/15/94 - $0.06000 per share  x 103.586 = $ 6.22 / $10.31 =  0.603 shares
06/15/94 - $0.12000 per share  x 104.189 = $12.50 / $10.09 =  1.239 shares
09/15/94 - $0.13000 per share  x 105.428 = $13.71 / $10.00 =  1.371 shares
12/28/94 - $0.17984 per share  x 106.799 = $19.21 / $ 9.78 =  1.964 shares
03/15/95 - $0.09000 per share  x 108.763 = $ 9.79 / $10.16 =  0.964 shares
06/15/95 - $0.15000 per share  x 109.727 = $16.46 / $10.42 =  1.580 shares
09/15/95 - $0.14000 per share  x 111.307 = $15.58 / $10.46 =  1.489 shares
12/26/95 - $0.14286 per share  x 112.796 = $16.11 / $10.58 =  1.523 shares
03/18/96 - $0.13000 per share  x 114.319 = $14.86 / $10.27 =  1.447 shares
06/17/96 - $0.13000 per share  x 115.766 = $15.05 / $10.03 =  1.500 shares
09/23/96 - $0.13000 per share  x 117.266 = $15.24 / $10.10 =  1.509 shares
12/24/96 - $0.17852 per share  x 118.775 = $21.20 / $10.28 =  2.062 shares
03/17/97 - $0.07000 per share  x 120.837 = $ 8.46 / $10.14 =  0.834 shares
06/16/97 - $0.14000 per share  x 121.671 = $17.03 / $10.25 =  1.661 shares
09/16/97 - $0.14000 per share  x 123.332 = $17.27 / $10.39 =  1.662 shares

                                                       Total = 28.189 shares

4. Fees charged to shareholder accounts =  0

5. Ending (November 30, 1997) Net Asset Value =  $10.54

6. Ending Redeemable value of hypothetical investment =

     96.805 + 28.189 = 124.994 x $10.54 = $1,317.44

7. Total Return =  ($1,317.44 - $1,000) divided by $1,000 =  31.74%


8. Annualized Compounded Return =  5.67%
                    Number of years =  5
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                Schedule for Computation of Performance Quotation
                            Thompson Plumb Bond Fund
              Commencement of Operations through November 30, 1997




1. Initial (February 10, 1992) Offering Price =  $10.00

2. Number of hypothetical shares purchased =
                $1,000 divided by $10.00 =   100.000 shares

3. Amount of dividends and distributions =

07/01/92 - $0.06000 per share  x 100.000 = $ 6.00 / $10.20 =  0.588 shares
09/14/92 - $0.09000 per share  x 100.588 = $ 9.05 / $10.52 =  0.860 shares
12/23/92 - $0.12880 per share  x 101.448 = $13.07 / $10.27 =  1.273 shares
12/23/92 - $0.01719 per share  x 101.448 = $ 1.74 / $10.27 =  0.169 shares
03/16/93 - $0.08000 per share  x 102.890 = $ 8.23 / $10.57 =  0.779 shares
06/15/93 - $0.11000 per share  x 103.669 = $11.40 / $10.65 =  1.070 shares
09/15/93 - $0.10000 per share  x 104.739 = $10.47 / $10.81 =  0.969 shares
12/28/93 - $0.15899 per share  x 105.708 = $16.81 / $10.57 =  1.590 shares
12/28/93 - $0.12549 per share  x 105.708 = $13.27 / $10.57 =  1.255 shares
03/15/94 - $0.06000 per share  x 108.553 = $ 6.51 / $10.31 =  0.631 shares
06/15/94 - $0.12000 per share  x 109.184 = $13.10 / $10.09 =  1.298 shares
09/15/94 - $0.13000 per share  x 110.482 = $14.36 / $10.00 =  1.436 shares
12/28/94 - $0.17984 per share  x 111.918 = $20.13 / $ 9.78 =  2.058 shares
03/15/95 - $0.09000 per share  x 113.976 = $10.26 / $10.16 =  1.010 shares
06/15/95 - $0.15000 per share  x 114.986 = $17.25 / $10.42 =  1.655 shares
09/15/95 - $0.14000 per share  x 116.641 = $16.33 / $10.46 =  1.561 shares
12/26/95 - $0.14286 per share  x 118.202 = $16.89 / $10.58 =  1.596 shares
03/18/96 - $0.13000 per share  x 119.798 = $15.57 / $10.27 =  1.516 shares
06/17/96 - $0.13000 per share  x 121.314 = $15.77 / $10.03 =  1.572 shares
09/23/96 - $0.13000 per share  x 122.886 = $15.98 / $10.10 =  1.582 shares
12/24/96 - $0.17852 per share  x 124.468 = $22.22 / $10.28 =  2.161 shares
03/17/97 - $0.07000 per share  x 126.629 = $ 8.86 / $10.14 =  0.874 shares
06/16/97 - $0.14000 per share  x 127.503 = $17.85 / $10.25 =  1.741 shares
09/16/97 - $0.14000 per share  x 129.244 = $18.09 / $10.39 =  1.741 shares



                                                     Total = 30.985 shares

4. Fees charged to shareholder accounts =  0

5. Ending (November 30, 1997) Net Asset Value =  $10.54

6. Ending Redeemable value of hypothetical investment =

     100.000 + 30.985 = 130.985 x $10.54 = $1,380.58

7. Total Return =  ($1,380.58 - $1,000) divided by $1,000 =  38.06%


8. Annualized Compounded Return =  5.71%
                Number of years =  2,120 days / 365 days = 5.8082192
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               Schedule for Computation of 30-Day Yield Quotation
                            Thompson Plumb Bond Fund
                  For the 30-Day Period Ended November 30, 1997


1. Total dividends and interest earned during 11/97   $168,874.08
   (item "a" for formula calculation)

2. Expenses accrued for 11/97 (net of reimbursements)   30,711.51
   (item "b" for formula calculation)

3. Net income  (a - b)                                 138,162.57

4. Average daily shares outstanding for 11/97       3,051,050.973
   (item "c" for formula calculation)

5. Maximum offering price on 11/30/97                       10.54
   (item "d" for formula calculation)

6. FORMULA
   ( (a - b / cd) +1 = e                               1.00429636
   e  raised to the 6th power = f                      1.02605663
   f  minus 1 = g                                      0.02605663
   g  times 2 = YIELD                                  0.05211326

7. 30-DAY YIELD FOR PERIOD ENDED 11/30/97                   5.21%